EXHIBIT 10.1

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment”) is entered into as of February 29, 2016 by and among EAST WEST BANK (“Bank”) and EVOLVING SYSTEMS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 22, 2012, Amendment to Loan and Security Agreement dated October 22, 2014, Second Amendment to Loan and Security Agreement dated April 8, 2015, Third Amendment to Loan and Security Agreement dated September 28, 2015, and that Fourth Amendment to Loan and Security Agreement dated November 9, 2015 (collectively “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Fifth Amendment.

NOW, THEREFORE, the parties agree as follows:

1.              Section 1.1 of the Agreement entitled “Definitions” is hereby amended by deleting the following definitions:

“Advance” or “Advances” (including deleting all references thereto in the remaining sections of the Agreement)

“Revolving Facility”

“Revolving Line”

“Revolving Line II”

“Revolving Line II Limit”

“Revolving Maturity Date”

2.              Section 1.1 of the Agreement entitled “Definitions” is hereby amended by adding the following definitions:

“Term Loan Maturity Date” means January 1, 2020.”

3.              Section 1.1 of the Agreement entitled “Definitions” is hereby amended by restating the following definitions:

“Credit Extension” means the Term Loan or any other extension of credit by Bank for the benefit of Borrower hereunder.”

“Loan Documents” means, collectively, this Agreement, any promissory note executed by Borrower evidencing the Term Loan and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.”

“Prime Rate” means the greater of (i) 3.5% or (ii) the variable rate of interest, per annum, that appears in The Wall Street Journal on the date of measurement, whether or not such announced rate is the lowest rate available from Bank.”

4.              Section 2.1 of the Agreement entitled “Credit Extensions” is hereby amended by deleting subpart (a) entitled “Revolving Advances” (including items (i) and (ii)) and replacing with subpart (a) entitled “Term Loan” as follows:

“(a)                                                   Term Loan.

(i)            Subject to and upon the terms and conditions of this Agreement, on or about the date of this Fifth Amendment, Bank shall make a term loan to Borrower in the original principal amount of Six Million Dollars ($6,000,000) (the “Term Loan”).  Borrower shall deliver to Bank a promissory note for the Term Loan in substantially the form attached hereto as Exhibit B-1.  Bank may enforce its rights in respect of the Term Loan under this Agreement without such note.

(ii)           Interest shall accrue from the date the Term Loan is made at the rate specified in Section 2.2(a)(i) and shall be payable monthly in accordance with Section 2.2(c).

(iii)          The Term Loan shall be repaid in thirty-six (36) equal monthly installments of principal, plus accrued but unpaid interest, commencing on January 1, 2017 and continuing on the first day of each month thereafter through and including January 1, 2020.  On the Term Loan Maturity Date, the outstanding principal amount of the Term Loan and all accrued and unpaid interest thereon shall be immediately due and payable.  The Term Loan, once repaid, may not be reborrowed.

(iv)          If Borrower fully prepays the Term Loan within two (2) years from the date of this Fifth Amendment, Borrower shall also pay to Bank a prepayment fee equal to two percent (2%) of the then outstanding principal balance on the Term Loan.  After two (2) years from the date of this Fifth Amendment, Borrower may prepay the Term Loan without penalty or premium.

5.              Section 2.2(a) of the Agreement entitled “Interest Rates” is hereby amended by deleting item (i) entitled “Advances” and replacing with item (i) entitled “Term Loan” as follows:

“(i)          Term Loan.  Except as set forth in Section 2.2(b), the Term Loan shall bear interest, on the outstanding daily balance thereof, at a variable per annum rate equal to 1% above the Prime Rate.”

6.              The Agreement is hereby amended by deleting section 2.5 entitled “Overadvances.”

7.              Section 6.8 of the Agreement entitled “Financial Covenants” is amended by restating section 6.8 in its entirety as follows:

“6.8        Financial Covenants.

(a)         Minimum Current Ratio.  Borrower shall maintain a ratio of Current Assets to Current Liabilities of at least 1.25 to 1.00, measured on a quarterly basis.

(b)         Maximum Total Leverage Ratio.  Borrower shall maintain a ratio of Total Debt divided by trailing 12-month EBITDA not to exceed 2.00 to 1.00, measured on a quarterly basis.

(c)          Minimum Fixed Charge Coverage Ratio.  Borrower shall maintain a ratio of consolidated EBITDA less capital expenditures, cash taxes, and cash dividends divided by sum of scheduled principal and interest payments of at least 1.25 to 1.00, measured quarterly on a trailing four quarter basis.

For the purpose of the above covenants, the following terms shall have the following respective meanings:

“EBITDA” means with respect to any fiscal period an amount equal to the sum of consolidated earnings before interest, taxes, depreciation and amortization, stock compensation, foreign exchange gains or losses, and non-cash gains or losses.  For purposes of calculating financial covenants, the following are permitted to be added back to consolidated EBITDA: $696,000 in second quarter 2015, $711,000 in third quarter 2015, $533,000 in fourth quarter 2015 and up to $1,000,000 in first quarter 2016.

“Total Debt” means the sum of Obligations, Subordinated Debt, unsecured debt, capital leases and earn-out obligations.”

8.              Exhibit B-1 attached to the Agreement entitled “Revolving Facility Note” is hereby replaced in its entirety with Exhibit B-1 attached to this Fifth Amendment entitled “Promissory Note”.

9.              Exhibit C attached to the Agreement entitled “Compliance Certificate” is hereby replaced in its entirety with Exhibit C attached to this Fifth Amendment.

10.       In addition to any prepayment fee payable to Bank in accordance with section 2.1(a)(iv), on or about the date of this Fifth Amendment, Borrower shall pay to Bank a first installment of the facility fee equal to $18,750 and legal fee equal to $1,000; and on or about the first anniversary of this Fifth Amendment, Borrower shall pay to Bank a second installment of the facility fee equal to $18,750, for a total facility fee of $37,500.

11.       The obligation of Bank to make the Term Loan is subject to the condition precedent that Borrower shall use the Term Loan proceeds and Borrower’s own funds to pay off the following existing revolving lines with Bank:  loan no. 34800127 in the outstanding principal balance of $5,000,000 and loan no. 34800284 in the outstanding principal balance of $5,000,000.

12.       The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  The execution, delivery, and performance of this Fifth Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all other instruments, documents and agreements entered into in connection with the Agreement.

13.       Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Fifth Amendment, and that no Event of Default has occurred and is continuing.

14.       Unless otherwise defined, all initially capitalized terms in this Fifth Amendment shall be as defined in the Agreement.  This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amendment as of the date set forth above.

EVOLVING SYSTEMS, INC.
By:	/s/ DANIEL J. MOORHEAD
Title:	CHIEF FINANCIAL OFFICER

EAST WEST BANK
By:	/S/ NADER MAGHSOUDNIA
Title:	DIRECTOR

EXHIBIT B-1

PROMISSORY NOTE

$6,000,000.00	February 29, 2016
Santa Clara, California

FOR VALUE RECEIVED, the undersigned, EVOLVING SYSTEMS, INC. (the “Borrower”), HEREBY PROMISES TO PAY to the order of East West Bank (the “Bank”) at its Principal Office located at 2350 Mission College Blvd., Suite 988, Santa Clara, CA 95054, or at such other place as Bank may from time to time designate in writing, in lawful money of the United States and in immediately available funds, the principal amount of  SIX MILLION DOLLARS ($6,000,000.00), together with interest from the date of disbursement as set forth in the Loan and Security Agreement dated the date hereof by and between Bank and Borrower, and as amended from time to time (the “Loan Agreement”).  The Loan Agreement is incorporated herein by this reference in its entirety.  Capitalized terms used but not otherwise defined herein are used in this Promissory Note as defined in the Loan Agreement.

This Promissory Note is entitled to the benefits of the Loan Agreement.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Promissory Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Promissory Note upon the terms and conditions specified in the Loan Agreement.  This Promissory Note is also secured by the Collateral described in the Loan Agreement, and reference to the Loan Agreement is hereby made for a description of the rights of Borrower and Bank in respect to such Collateral.

Borrower further promises to pay interest on the unpaid principal amount hereof outstanding from the date hereof until payment in full hereof at the rate (or rates) from time to time applicable to the Term Loan as determined in accordance with the Loan Agreement.  Interest shall be calculated on the basis of a three hundred sixty (360)-day year for the actual days elapsed.

Borrower waives demand, presentment and protest, and notice of demand, presentment, protest and nonpayment.  Except as otherwise provided in the Loan Agreement or other Loan Documents, Borrower waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default prior to the exercise by Bank of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

If this Promissory Note is not paid when due, whether at its specified or accelerated maturity date, Borrower promises to pay all costs of collection and enforcement of this Promissory Note, including, but not limited to, reasonable attorneys’ fees and costs, incurred by Bank hereof on account of such collection or enforcement, whether or not suit is filed hereon.

This Promissory Note shall be governed and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Promissory Note as of the date and year first above written.

EVOLVING SYSTEMS, INC.

By:	/s/DANIEL J. MOORHEAD

Title:	CHIEF FINANCIAL OFFICER

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:                                                                           EAST WEST BANK

FROM:                                                       EVOLVING SYSTEMS, INC.

The undersigned authorized officer of EVOLVING SYSTEMS, INC. (“Borrower”) hereby certifies, solely in his or her capacity as an authorized officer of Borrower, that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending                 with all covenants except as noted below, (ii) no default or Event of Default exists as of the date hereof[, except as set forth in Schedule [  ] attached hereto], and (iii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof except [(x) as set forth in Schedule [  ] attached hereto and (y)] to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.  Attached herewith are the [audited/unaudited] financial statements required pursuant to Section 6.3[(a)][(b)] of the Agreement.  Such financial statements fairly present in all material respects the consolidated financial position and results of operations of Borrower (or such Subsidiary) and its consolidated Subsidiaries as of the dates and for the relevant periods indicated (subject in the case of unaudited financial statements, to year end adjustments and matters that would be disclosed in financial statement notes). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes	No	N/A
Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No	N/A
A/R & A/P Agings & Deferred Revenue Schedule	Monthly within 30 days	Yes	No	N/A
10K and 10Q	(as applicable)	Yes	No	N/A
Operating Budget	30 days prior to beginning of fiscal year	Yes	No	N/A
IP Report	Upon Bank’s request within 10 days	Yes	No	N/A
Deposit balances with Bank	$
Deposit balances outside Bank	$
5% Licenses Report	Monthly	Yes	No	N/A

Financial Covenant	Required	Actual	Complies
Minimum Current Ratio, measured quarterly	1.25: 1.00	:1.00	Yes	No	N/A
Maximum Total Leverage Ratio, measured quarterly	2.00: 1.00	:1.00	Yes	No	N/A
Minimum Fixed Charge Coverage Ratio, measured quarterly	1.25: 1.00	:1.00	Yes	No	N/A

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE